Exhibit 99.1
Press Release
Release date: March 2, 2026
Uniti Group Inc. Reports Fourth Quarter and Full Year 2025 Results
Recently Completed Inaugural Kinetic ABS and Refinancing Activity Strengthens Uniti’s Balance Sheet at Attractive Cost of Capital

Signed Largest Customer Contract in Uniti’s History with Prominent Hyperscaler

Provides Full Year 2026 Outlook

•Net Loss of $305.7 Million for the Fourth Quarter and Net Income of $1,304.7 Million for the Full Year
•Consolidated Revenue and Adjusted EBITDA of $917.3 Million and $365.6 Million, Respectively, for the Fourth Quarter
•Consolidated Revenue and Adjusted EBITDA of $2,234.5 Million and $1,173.8 Million, Respectively, for the Full Year
LITTLE ROCK, Ark., March 2, 2026 (GLOBE NEWSWIRE) – Uniti Group Inc. (“Uniti” or the “Company”) (Nasdaq: UNIT) today announced its results for the fourth quarter and full year 2025.

Key highlights during the quarter on a pro forma basis included:

•Consolidated Fiber Revenue Grew 13% Year-over-Year in the Fourth Quarter
•Kinetic Consumer Fiber Revenue Grew 24% Year-over-Year in the Fourth Quarter
•Kinetic Consumer Fiber Subscribers Grew 20% Year-over-Year in the Fourth Quarter
•Kinetic Consumer Fiber Gross Adds of ~38,000; Highest Ever on Record
•Kinetic Consumer Fiber Net Adds of ~28,000; Highest in Almost 3 Years
•Fiber Infrastructure New Bookings Monthly Recurring Revenue of $1.7 Million; Matches Highest Level on Record
•Announced Largest Customer Contract Award in Uniti’s History

“2025 was a critical year for Uniti in its evolution of becoming the premier insurgent fiber provider in the U.S., and there were several accomplishments that contributed to this. First, we successfully closed our transformational merger with Windstream and have fully integrated the various teams within our reporting segments of Kinetic, Fiber Infrastructure and Uniti Solutions. Second, we have established a new, insurgent leadership team, especially with several key new hires at Kinetic with decades of proven fiber-to-the-home experience. Third, we re-ignited our fiber builds at Kinetic and Fiber Infrastructure. We made significant progress in our fiber-to-the-home build, reaching approximately 1.9 million homes at year-end, and we remain committed to passing 3.5 million homes with fiber by the end of 2029. We also continue to see insatiable demand from hyperscalers, which was recently underscored by the largest customer contract ever awarded to Uniti. Finally, we took multiple steps to strengthen our balance sheet and lower our cost of capital significantly through various refinancing activities, including our recent landmark fiber asset securitizations that saw some of the highest demand and tightest spreads for its kind,” commented Kenny Gunderman, President and Chief Executive Officer of Uniti.
QUARTERLY RESULTS
Consolidated revenues for the fourth quarter of 2025 were $917.3 million. Consolidated net loss and Adjusted EBITDA were $305.7 million and $365.6 million, respectively, for the same period, achieving Adjusted EBITDA margins of approximately 40%.

Kinetic contributed $558.7 million of revenues and $246.6 million of contribution margin for the fourth quarter of 2025, achieving margins of approximately 44%. Kinetic’s net capital expenditures during the quarter were $238.6 million.

Fiber Infrastructure contributed $210.5 million of revenues and $103.4 million of contribution margin for the fourth quarter of 2025, achieving margins of approximately 49%. Fiber Infrastructure’s net capital expenditures during the quarter were $43.4 million.

Uniti Solutions contributed $196.0 million of revenues and $96.2 million of contribution margin for the fourth quarter of 2025, achieving margins of approximately 49%. Uniti Solutions’ net capital expenditures during the quarter were $7.7 million.

FULL YEAR RESULTS

Consolidated revenues for the full year of 2025 were $2,234.5 million. Consolidated net income and Adjusted EBITDA were $1,304.7 million and $1,173.8 million, respectively, for the same period, achieving Adjusted EBITDA margins of approximately 53%. Net income includes a one-time gain of $1,683.9 million related to the settlement of preexisting relationships in connection with the Company’s merger with Windstream.

Kinetic contributed $928.4 million of revenues and $407.6 million of contribution margin for the full year of 2025, achieving margins of approximately 44%. Kinetic’s net capital expenditures during the quarter were $386.0 million.

Fiber Infrastructure contributed $1,053.9 million of revenues and $772.1 million of contribution margin for the full year of 2025, achieving margins of approximately 73%. Fiber Infrastructure’s net capital expenditures during the quarter were $311.4 million.

Uniti Solutions contributed $332.3 million of revenues and $164.1 million of contribution margin for the full year of 2025, achieving margins of approximately 49%. Uniti Solutions’ net capital expenditures during the quarter were $13.0 million.

FINANCING TRANSACTIONS

On January 30th, Uniti announced that it had closed on its previously announced $960.1 million inaugural Kinetic fiber securitization notes offering (collectively, the “Notes”). The Notes have a weighted average coupon rate of approximately 5.689% and will be secured by certain residential fiber network assets and related customer agreements in the States of Arkansas, Georgia, Kentucky, Ohio and Texas.

Uniti intends to use the net proceeds of the offering of the Notes for general corporate purposes, which may include success-based capital expenditures and/or repayment of outstanding debt.

On February 4th, Uniti completed its previously announced offering of $1.0 billion aggregate principal amount of 8.625% senior notes due 2032 at an issue price of 100.25%. Uniti used the net proceeds from the transaction to repay borrowings under its senior secured first lien term loan facility due 2031, together with related fees and expenses, and intends to use the remaining net proceeds for general corporate purposes, which may include the repayment of outstanding debt and/or success-based capital expenditures.

FULL YEAR CONSOLIDATED 2026 OUTLOOK

Our 2026 outlook includes the estimated impact from the recent Kinetic ABS financing, the recent unsecured notes offering and the redemption of our term loan facility due 2031. This outlook excludes any impact from other future acquisitions, capital market transactions, and future transaction-related and other costs not mentioned herein.

The Company’s 2026 outlook is based on management’s current expectations and beliefs but is subject to change as it continues the integration of Uniti and Windstream.
The Company’s consolidated outlook for 2026 is as follows (in millions):

	Full Year 2026
Revenue	$3,605	to	$3,655
Net loss	(410)	to	(360)
Adjusted EBITDA (1)	1,425	to	1,475
Interest expense, net	775	to	775
__________________________
(1) See “Non-GAAP Financial Measures” below.

CONFERENCE CALL

Uniti will hold a conference call today to discuss this earnings release at 8:30 AM Eastern Time (7:30 AM Central Time). The conference call will be webcast live on Uniti’s Investor Relations website at
investor.uniti.com. Those parties interested in participating via telephone may register on the Company’s Investor Relations website or by clicking here. A replay of the call will also be made available on the Investor Relations website.
ABOUT UNITI

Uniti (Nasdaq: UNIT) is a premier insurgent fiber provider dedicated to enabling mission-critical connectivity across the United States. We build, operate, and deliver fast and reliable communications services, empowering more than a million consumers and businesses in the digital economy. Our broad portfolio of services is offered through a suite of brands: Uniti Wholesale, Kinetic, Uniti Fiber, and Uniti Solutions. Visit us online at www.uniti.com.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on assumptions and management’s current expectations with respect to the future, involve certain risks and uncertainties, and are not guarantees. These forward-looking statements include, but are not limited to, statements regarding Uniti’s fiber build strategy, the businesses growth potential, and 2026 outlook. The words “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “will,” “would,” “predicts” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Uniti may not actually achieve the plans, intentions or expectations disclosed in its forward-looking statements, and you should not place undue reliance on the forward-looking statements. Future results may differ materially from the plans, intentions and expectations disclosed in the forward-looking statements that Uniti makes. These forward-looking statements involve risks and uncertainties, known and unknown, that could cause events and results to differ materially from those in the forward-looking statements, including, without limitation: unanticipated difficulties or expenditures relating to the merger of Uniti and Windstream; competition and overbuilding in consumer service areas and general competition in business markets; risks related to the Company’s indebtedness, which could reduce funds available for business purposes and operational flexibility; rapid changes in technology, which could affect its ability to compete; risks relating to information technology system failures, network disruptions, and failure to protect, loss of, or unauthorized access to, or release of, data; risks related to various forms of regulation from the Federal Communications Commission, state regulatory commissions and other government entities and effects of unfavorable legal proceedings, government investigations, and complex and changing laws; risks inherent in the communications industry and associated with general economic conditions; and additional risks set forth in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s most recently filed periodic reports on Form 10-K and Form 10-Q and subsequent filings with the U.S. Securities and Exchange Commission as well as the Company’s predecessor’s registration statement on Form S-4 dated February 12, 2025. The discussion of such risks is not an indication that any such risks have occurred at the time of this filing. Uniti does not assume any obligation to update any forward-looking statements.
NON-GAAP PRESENTATION

This release and today’s conference call contain certain supplemental measures of performance that are not required by, or presented in accordance with, accounting principles generally accepted in the United States (“GAAP”). Such measures should not be considered as alternatives to GAAP. Further information with respect to and reconciliations of such measures to the nearest GAAP measure can be found herein.

Uniti Group Inc.
Consolidated Balance Sheets
(In millions, except per share data)

	December 31, 2025	December 31, 2024
Assets:
Current assets:
Cash and cash equivalents	$53.5	$155.6
Restricted cash	80.6	28.2
Accounts receivable, net	359.0	51.5
Inventories	44.0	—
Prepaid expenses	137.6	16.2
Other current assets	156.3	18.1
Total current assets	831.0	269.6
Goodwill	1,158.3	157.4
Intangible assets, net	1,293.3	275.4
Property, plant and equipment, net	8,141.9	4,209.7
Operating lease right-of-use assets, net	516.6	126.8
Deferred income tax assets, net	—	128.0
Other assets	95.6	115.2
Total assets	$12,036.7	$5,282.1
Liabilities and shareholders' equity (deficit):
Current liabilities:
Current portion of notes and other debt	10.0	—
Accounts payable	171.5	13.6
Deferred revenue	239.8	84.5
Current portion of operating lease obligations	122.6	12.7
Accrued taxes	51.8	7.1
Accrued interest	138.8	143.9
Other current liabilities	389.4	118.9
Total current liabilities	1,123.9	380.7
Notes and other debt, net	9,529.4	5,783.6
Noncurrent operating lease obligations	360.5	67.8
Noncurrent deferred revenue	368.7	1,316.5
Deferred income tax liabilities, net	17.7	—
Other liabilities	256.1	185.4
Total liabilities	11,656.3	7,734.0
Commitments and contingencies
Shareholders' equity (deficit):
Preferred stock, $0.0001 par value, 0.6 million shares issued and outstanding at December 31, 2025	—	—
Old Uniti Preferred stock, $0.0001 par value, 50.0 million shares authorized, no shares issued and outstanding at December 31, 2024	—	—
Common stock, $0.0001 par value, 5,550.0 million shares authorized, 239.0 million shares issued and outstanding at December 31, 2025 and 500.0 million shares authorized, 143.2 million shares issued and outstanding at December 31, 2024	—	—
Additional paid-in capital	2,790.1	1,236.0
Accumulated other comprehensive loss	(1.9)	(0.6)
Distributions in excess of accumulated earnings	(2,407.9)	(3,687.8)
Total Uniti shareholders' equity (deficit)	380.3	(2,452.4)
Noncontrolling interests	0.1	0.5
Total shareholders' equity (deficit)	380.4	(2,451.9)
Total liabilities and shareholders' equity	$12,036.7	$5,282.1

Uniti Group Inc.
Consolidated Statements of (Loss) Income
(In millions, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Revenues and sales:
Service revenues	$889.8	$287.7	$2,171.7	$1,148.8
Sales revenues	27.5	5.6	62.8	18.1
Total revenues and sales	917.3	293.3	2,234.5	1,166.9
Costs and expenses:
Cost of services (exclusive of depreciation and amortization included below)	362.9	30.1	686.6	128.6
Cost of sales (exclusive of depreciation and amortization included below)	28.7	3.5	56.0	11.7
Selling, general and administrative	174.1	24.5	351.5	105.0
Depreciation and amortization	304.9	80.0	666.6	314.9
Gain on sale of operating assets	—	—	—	(19.0)
Transaction related and other costs	32.8	7.6	211.8	38.7
Total costs and expenses	903.4	145.7	1,972.5	579.9
Operating income	13.9	147.6	262.0	587.0
Other income, net	9.5	—	8.1	0.3
Loss on extinguishment of debt	(142.5)	—	(183.0)	—
Gain on settlement of preexisting relationships	(1.5)	—	1,683.9	—
Interest expense, net	(176.4)	(129.7)	(602.8)	(511.4)
(Loss) income before income taxes	(297.0)	17.9	1,168.2	75.9
Income tax (expense) benefit	(8.7)	3.7	136.5	17.5
Net (loss) income	(305.7)	21.6	1,304.7	93.4
Participating securities’ share in earnings	10.7	(0.6)	(30.6)	(2.1)
Dividends declared on preferred stock	(15.5)	—	(25.4)	—
Net (loss) income attributable to common shareholders	$(310.5)	$21.0	$1,248.7	$91.3
Net (loss) income attributable to common shareholders - Basic	(310.5)	21.0	1,248.7	91.3
Dividends declared on preferred stock	15.5	—	25.4	—
Impact of if-converted dilutive securities	6.2	—	24.4	—
Net (loss) income attributable to common shareholders - Diluted	$(288.8)	$21.0	$1,298.5	$91.3
(Loss) income earnings per common share:
Basic	$(1.19)	$0.15	$6.61	$0.64
Diluted	$(1.19)	$0.15	$4.87	$0.64

Weighted-average number of common shares outstanding
Basic	251.6	237.5	189.0	143.1
Diluted	251.6	237.5	266.5	143.1

Uniti Group Inc.
Consolidated Statements of Cash Flows
(In millions)

	Year Ended December 31,
	2025	2024
Cash flows from operating activities:
Net income	$1,304.7	$93.4
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	666.6	314.9
Amortization of deferred financing costs, debt discount and premium	14.3	22.7
Loss on extinguishment of debt	183.0	—
Deferred income taxes	(143.5)	(18.9)
Straight-line revenues and amortization of below-market lease intangibles	(15.4)	(30.6)
Stock-based compensation	23.5	13.5
Gain on sale of operating assets	—	(19.0)
Gain on settlement of preexisting relationships	(1,683.9)	—
Provision for estimated credit losses	15.9	1.1
Other, net	8.1	7.3
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	(8.5)	(6.2)
Inventory	(41.5)	—
Prepaid expenses	(7.5)	0.8
Other current assets	5.6	(1.6)
Other assets	(13.0)	(0.5)
Accounts payable	32.7	7.8
Accrued interest	(64.1)	10.2
Accrued taxes	4.9	1.2
Deferred revenue	86.1	8.2
Other current liabilities	25.9	—
Other liabilities	(11.0)	(2.1)
Noncurrent deferred revenue	(42.2)	(37.4)
Operating lease assets and lease obligations	8.0	1.8
Other, net	1.5	—
Net cash provided from operating activities	350.2	366.6
Cash flows from investing activities:
Capital expenditures	(787.8)	(354.8)
Merger cash consideration paid, net of cash acquired	(229.5)	—
Capital expenditures funded by government grants	(22.0)	—
Grant funds received for broadband expansion	17.0	—
Proceeds from sale of IPv4 addresses and other assets	10.6	2.6
Proceeds from sale of operating assets	—	40.0
Proceeds from sale of unconsolidated entity	—	40.0
Net cash used in investing activities	(1,011.7)	(272.2)
Cash flows from financing activities:
Proceeds from issuance of debt	4,718.0	714.0
Repayments of debt	(3,784.0)	(460.9)
Dividends paid	—	(108.5)
Payments of settlement obligation	(73.5)	(98.0)
Payments for financing costs	(235.7)	(15.8)
Other, net	(13.0)	(3.7)
Net cash provided from financing activities	611.8	27.1
Net (decrease) increase in cash, restricted cash and cash equivalents	(49.7)	121.5
Cash, restricted cash and cash equivalents at beginning of period	183.8	62.3
Cash, restricted cash and cash equivalents at end of period	$134.1	$183.8
Non-cash investing and financing activities:
Interest paid, net of interest capitalized	$660.7	$478.0
Income taxes paid, net of refunded	5.1	2.6
Right-of-use assets obtained in exchange for operating lease obligations	46.4	19.0
Change in accounts payable and other current liabilities for purchases of property and equipment	(26.0)	(1.4)
Tenant capital improvements	287.0	263.1

Uniti Group Inc.
Reconciliation of EBITDA and Adjusted EBITDA
(In millions)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Net (loss) income	$(305.7)	$21.6	$1,304.7	$93.4
Depreciation and amortization	304.9	80.0	666.6	314.9
Interest expense, net	176.4	129.7	602.8	511.4
Loss on extinguishment of debt	142.5	—	183.0	—
Income tax expense (benefit)	8.7	(3.7)	(136.5)	(17.5)
EBITDA	$326.8	$227.6	$2,620.6	$902.2
Stock-based compensation	6.1	3.4	23.5	13.5
Transaction related and other costs	32.8	7.6	211.8	38.7
Gain on sale of operating assets	—	—	—	(19.0)
Gain on settlement of preexisting relationships	1.5	—	(1,683.9)	—
Other, net:
Other income, net	(9.5)	—	(8.1)	(0.3)
Amortization of non-cash rights-of-use assets	0.1	0.9	2.1	3.4
Loss on asset retirements and dispositions	7.8	—	7.8	—
Severance costs	—	—	—	1.6
Total other, net	(1.6)	0.9	1.8	4.7
Adjusted EBITDA	$365.6	$239.5	$1,173.8	$940.1
Contribution margin:
Kinetic	$246.6	$—	$407.6	$—
Uniti Solutions	96.2	—	164.1	—
Fiber Infrastructure	103.4	254.1	772.1	999.3
Total Contribution Margin	$446.2	$254.1	$1,343.8	$999.3

Uniti Group Inc.
Projected Future Results (1)
(In millions)

Year Ended December 31, 2026
Net loss (2)	($410) to ($360)
Interest expense, net	775
Depreciation and amortization	1,120
Income tax benefit	(130)
EBITDA (2)	1,355 to 1,405
Stock-based compensation	35
Transaction related and other costs (3)	35
Adjusted EBITDA (2)	$1,425 to $1,475
(1)These ranges represent management’s best estimates based on the underlying assumptions as of the date of this press release. Future acquisitions, capital market transactions, changes in market conditions, and other factors are excluded from our projections. There can be no assurance that our actual results will not differ materially from the estimates set forth above.
(2)The components of projected future results may not add due to rounding.
(3)Future transaction related costs not mentioned herein are not included in our current outlook.

NON-GAAP FINANCIAL MEASURES

We refer to EBITDA and Adjusted EBITDA in our analysis of our results of operations, which are not required by, or presented in accordance with, accounting principles generally accepted in the United States (“GAAP”). While we believe that net income, as defined by GAAP, is the most appropriate earnings measure, we also believe that EBITDA and Adjusted EBITDA are important non-GAAP supplemental measures of our operating performance.

We define “EBITDA” as net income, as defined by GAAP, before interest expense, provision for income taxes, depreciation and amortization, and costs incurred as a result of the early repayment of debt, including early tender and redemption premiums and the write off of unamortized deferred financing costs. We define “Adjusted EBITDA” as EBITDA before stock-based compensation expense and the impact, which may be recurring in nature, of incremental acquisition, pursuit, transaction and integration costs (including unsuccessful acquisition pursuit costs), and costs associated with litigation claims made against us, and costs associated with the implementation of our enterprise resource planning system, (collectively, “Transaction Related and Other Costs”), goodwill impairment charges, gains or losses on retirements and dispositions of assets, gain on settlement of preexisting relationships in connection with our merger with Windstream, severance costs, amortization of non-cash rights-of-use assets, costs associated with the termination of related hedging activities, changes in the fair value of financial instruments, and other similar or infrequent items (although we may not have had such charges in the periods presented). We believe EBITDA and Adjusted EBITDA are important supplemental measures to net income because they provide additional information to evaluate our operating performance on an unleveraged basis. In addition, Adjusted EBITDA is calculated similar to defined terms in our material debt agreements used to determine compliance with specific financial covenants. Since EBITDA and Adjusted EBITDA are not measures calculated in accordance with GAAP, they should not be considered as alternatives to net income determined in accordance with GAAP.

Further, our computations of EBITDA and Adjusted EBITDA may not be comparable to that reported by other companies.

INVESTOR CONTACTS:
Paul Bullington
Senior Executive Vice President, Chief Financial Officer & Treasurer
251-662-1512
paul.bullington@uniti.com
Bill DiTullio
Senior Vice President, Investor Relations & Treasury
501-850-0872
bill.ditullio@uniti.com

MEDIA CONTACTS:
Scott L. Morris
Associate Director, Media & External Communications
501-580-4759
scott.l.morris@uniti.com

Brandi Stafford
Vice President, Corporate Communications
501-351-0067
brandi.stafford@uniti.com